Exhibit 4.1

COGENT COMMUNICATIONS GROUP, INC.

AS ISSUER,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

1.00% Convertible Senior Notes due 2027

INDENTURE

Dated as of June 11, 2007

Section 8.03.	Individual Rights of Trustee	47
Section 8.04	Trustee’s Disclaimer	47
Section 8.05	Notice of Defaults	47
Section 8.06.	Reports by Trustee to Holders	48
Section 8.07.	Compensation and Indemnity	48
Section 8.08.	Replacement of Trustee	49
Section 8.09	Successor Trustee by Merger	50
Section 8.10.	Eligibility; Disqualification	50
Section 8.11	Preferential Collection of Claims Against Company	50

Article 9
Discharge of Indenture

Section 9.01.	Discharge of Liability on Securities	50
Section 9.02	Reinstatement	52
Section 9.03	Officers’ Certificate; Opinion of Counsel	52

Article 10
AMENDMENTS

Section 10.01.	Without Consent of Holders	52
Section 10.02.	With Consent of Holders	53
Section 10.03.	Compliance with Trust Indenture Act	54
Section 10.04.	Revocation and Effect of Consents and Waivers	54
Section 10.05.	Notation on or Exchange of Securities	55
Section 10.06	Trustee to Sign Amendments	55

Article 11
PURCHASE AT THE OPTION OF HOLDERS UPON A DESIGNATED EVENT; PURCHASE AT THE OPTION OF HOLDERS

Section 11.01.	Purchase at the Option of the Holder Upon a Designated Event	55
Section 11.02.	Purchase of Securities at the Option of the Holder.	58
Section 11.03.	Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.	60

Article 12
CONVERSION

Section 12.01.	Conversion of Securities	64
Section 12.02.	Adjustments to Base Conversion Rate, the Incremental Share Factor and Daily Share Cap	71
Section 12.03.	Adjustment to Common Stock Delivered Upon Certain Fundamental Changes	79
Section 12.04.	Conversion After a Public Acquirer Change of Control	81

v

INDENTURE dated as of June 11, 2007, between Cogent Communications Group, Inc., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 1.00% Convertible Senior Notes due 2027 (the “Securities”) on the date hereof.

Article 1

Definitions and Incorporation by Reference

Section 1.01.  Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 7 of the Registration Rights Agreement and Section 7.03 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Conversion Rate” means, for each $1,000 principal amount of Securities to be converted, the sum of the Daily Conversion Rate Fractions for each day during the 20 VWAP Trading Days of the related Observation Period for such Securities.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Base Conversion Price” on any day means, for each $1,000 principal amount of Securities, a dollar amount (initially $49.18) equal to $1,000 divided by the Base Conversion Rate in effect on such day.

“Base Conversion Rate” means, in respect of each $1,000 principal amount of Securities, 20.3355 shares of Common Stock, subject to adjustments as set forth herein.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Bid Solicitation Agent” means, initially, the Trustee. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent shall not be the Company’s Affiliate.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock, par value $0.001 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 12.04 in the case of a Public Acquirer Change of Control and Section 12.05, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving person, the common stock of such surviving corporation.

“Company” means Cogent Communications Group, Inc. or its successors and assigns.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Corporate Trust Office” means the office of the Trustee at which the trust created by this Indenture shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 625 Marquette Avenue; N9311-110, Minneapolis, Minnesota  55479, Attention: Corporate Trust Services, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Rate Fraction” means, for any Securities to be converted and each Daily VWAP Trading Day of the Observation Period for such Securities, a number of shares of Common Stock determined as follows:

(i)                                     if the Daily VWAP on such day is less than or equal to the Base Conversion Price on such day, the Daily Conversion Rate Fraction for such day shall be the Base Conversion Rate in effect on such day divided by 20; and

(ii)                                  if the Daily VWAP on such day is greater than the Base Conversion Price on such day, the Daily Conversion Rate Fraction for such day shall be equal to the following fraction:

provided that if such fraction is equal to or greater than the Daily Share Cap, the Daily Conversion Rate for such day shall be equal to the Daily Share Cap.

“Daily Conversion Value” means, for any Securities to be converted and for each of the 20 consecutive VWAP Trading days during the Observation Period for such Securities, the product of (1) the Daily Conversion Rate Fraction on such day and (2) the Daily VWAP of the Common Stock on such day.

“Daily Settlement Amount” means, for each $1,000 principal amount of Securities being converted and for each of the 20 VWAP Trading Days during the Observation Period for such Securities, an amount of cash and shares of Common Stock, if any, as follows: (i) cash equal to the lesser of (x) $50 and (y) the Daily Conversion Value on such VWAP Trading Day, and (ii) if such Daily Conversion Value exceeds $50, either (x) a number of shares of Common Stock equal to the Maximum Deliverable Shares, (y) cash equal to the difference between such Daily Conversion Value and $50, or (z) any combination elected by the Company of shares of Common Stock and cash as set forth pursuant to Section 12.01(d).

“Daily Share Cap” means, in respect of each $1,000 principal amount of Securities, one-twentieth of 35.5872, as may be adjusted for any Base Conversion Rate adjustment as set forth herein.

“Daily VWAP” means, in respect of Securities to be converted and for each of the 20 consecutive VWAP Trading Days during the Observation Period for such Securities, the per share volume-weighted average price on the primary exchange for the Common Stock as displayed under the heading ‘‘Bloomberg VWAP’’ on Bloomberg page “CCOI UQ<EQUITY> VAP<GO>“ (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the primary exchange for the Common Stock to the scheduled close of trading on such exchange on such VWAP Trading Day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the market value of one share of our common stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities that are not Global Securities.

“Designated Event” will be deemed to have occurred upon a Fundamental Change or a Termination of Trading.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” shall be deemed to have occurred (after any of the Securities are originally issued) if any of the following occurs:

(1)                                  any Person files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such Person has become the Beneficial Owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; provided that this clause (1) shall not apply to a merger of the Company with or into a wholly-owned Subsidiary of a corporation that, immediately following the transaction or series of transactions, has a class of common stock or American Depositary Receipts in respect of common stock traded on a U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States if immediately following the transaction or series of transactions (a) the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of such parent corporation, (b) such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the Securities and the Indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (c) the Securities become convertible into such shares of publicly traded common stock or American Depository Receipts (subject to the provisions for settlement described under Section 12.01(d) hereof); or

(2)                                  the Company shall merge or consolidate with or into any other Person, other than a Subsidiary, another Person merges with or into the Company, or the Company shall convey, sell, transfer or lease all or substantially all of its assets to another Person, other than any transaction:

(a)                                  involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of the Company’s Common Stock;

(b)                                 pursuant to which the holders of the Company’s Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (a) the continuing or surviving corporation immediately after the transaction or (b) a corporation that directly or indirectly owns 100% of the capital stock of such continuing or surviving corporation; provided that, in the case of this clause (b), such parent corporation fully and unconditionally guarantees all obligations of such continuing or surviving corporation under the Securities and the Indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the Trustee and in either case the Securities become convertible into shares of such capital stock  (subject to the provisions for settlement described under Section 12.01(d) hereof); or

(c)                                  which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity.

For purposes of the definition of Fundamental Change, a Person includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Securities” means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Holder” means the Person in whose name a Security is registered in the Securities Register.

“Incremental Share Factor” means 19.7254, subject to the same proportional adjustment as the Base Conversion Rate as set forth herein.

 “Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the several initial purchasers named in Schedule I to the Purchase Agreement.

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means June 11, 2007.

“Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be obtained) means, on any date, the closing sale price per share, or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported by NASDAQ, or if the Common Stock (or such other security) is not then listed on NASDAQ, as reported by the principal U.S. securities exchange or automated quotation service on which the Common Stock (or such other security) is traded or quoted. If the Common Stock (or such other security) is not listed on NASDAQ or listed on a United States national or regional securities exchange or automated quotation service on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If the Common Stock (or such other security) is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Initial Purchasers, selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Majority Owner” of a Person means the Person having “beneficial ownership” (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total voting power of all shares of the respective Person’s Common Equity.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or over-the-counter market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maximum Deliverable Shares” means, in respect of each $1,000 principal amount of Securities to be converted and the Daily Settlement Amount for each VWAP Trading Day during the Observation Period for such Securities, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value for such Securities on such day and $50, such difference divided by (B) the Daily VWAP of the Common Stock for such day.

“Observation Period” means (i) in respect of Securities (a) called for redemption having a Conversion Date following a notice of redemption issued pursuant to Section 6.04, or (b) having a Conversion Date following the 23rd Scheduled Trading Day preceding Stated Maturity, the 20 consecutive VWAP Trading Days beginning on, and including, the 22nd Scheduled Trading Day preceding the Redemption Date or Stated Maturity, as applicable and (ii) otherwise, the 20 consecutive VWAP Trading Day period beginning on, and including, the third Trading Day immediately following the Conversion Date.

“Offering Memorandum” means the offering memorandum, dated June 6, 2007, relating to the offering by the Company of the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board (if an executive officer), the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company that meets the requirements of Section 14.05 hereof.

“Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to Section 1271 et seq. of the Internal Revenue Code of 1986, as amended, and related Treasury Regulations.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Public Acquirer Change of Control” means a Fundamental Change in which the acquirer has a class of common stock (or American Depositary Receipts) traded on a U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the U.S. or which will be so traded or quoted when issued or exchanged in connection with such

Fundamental Change (the “Public Acquirer Common Stock”).  If an acquirer does not itself have a class of common stock (or American Depositary Receipts) satisfying the foregoing requirement, it shall be deemed to have Public Acquirer Common Stock if a corporation that directly or indirectly is the Majority Owner of the acquirer has a class of common stock (or American Depositary Receipts) satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock (or American Depositary Receipts or shares in respect thereof).

“Purchase Agreement” means the Purchase Agreement dated as of June 6, 2007 between the Company and the Initial Purchasers relating to the initial purchase and sale of the Securities.

“QIB” means any “qualified institutional buyer” (as such term is defined in Rule 144A).

“Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Initial Purchasers and the Company.

“Regular Record Date” for the payment of interest on the Securities (including Additional Interest, if any), means the June 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and December 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a VWAP Trading Day.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. §§ 77a – 77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” shall have the meaning contemplated by and in accordance with the terms of the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means June 15, 2027.

“Stock Price” means, in respect of a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (i) if holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total Common Equity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Termination of Trading” will be deemed to have occurred if the Common Stock, or any other capital stock or American Depositary Receipts in respect of shares of capital stock into which the Securities are convertible pursuant to the terms of the Indenture, is not listed for trading on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 10.03.

“Trading Day” means a day on which trading in securities generally occurs on NASDAQ or, if the Common Stock is not then listed on NASDAQ, on the principal national or regional securities exchange on which the Common Stock is then listed or quoted or, if the Common Stock is not listed on NASDAQ or a national or regional securities exchange or automated quotation service, on the principal other market on which the Common Stock is then traded or quoted. If the Common Stock is not so traded or quoted, “Trading Day” means Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company will select, but if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally-recognized securities dealer, then the Trading Price of the Securities will be, for purposes of determining the Trading Price pursuant to Section 12.01(a)(ii), deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate on such Trading Day.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“VWAP Trading Day” means any day (i) on which there is no Market Disruption Event and (ii) is a Trading Day. A VWAP Trading Day shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or over-the-counter market.

Section 1.02.  Other Definitions.

Term	Defined in Section

“Additional Shares”	12.03(a)
“Agent Members”	2.09(a)
“Authenticating Agent”	2.04
“Cash Percentage”	Section 12.01(d)
“Company Notice”	11.03(a)
“Company Notice Date”	11.03(a)
“Company Order”	2.04
“Conversion Date”	12.01(c)
“Conversion Obligation”	12.01(d)
“Defaulted Interest”	2.15
“Designated Event Purchase Date”	11.01
“Designated Event Purchase Notice”	11.01(a)

Term	Defined in Section

“Designated Event Purchase Price”	11.01
“Effective Date”	12.03(b)
“Event of Default”	7.01
“Global Security Legend”	2.03(iv)
“Legal Holiday”	14.08
“Net Share Settlement”	Section 12.01(d)
“Paying Agent”	2.05
“Physical Settlement”	Section 12.01(d)
“Public Acquirer Common Stock”	1.01
“Purchase Date”	11.02(a)
“Purchase Notice”	11.02(a)
“Purchase Price”	11.02(a)
“Redemption Price”	6.01(b)
“Reference Property”	12.05
“Registrar”	2.05
“Reorganization Event”	12.05
“Restricted Securities”	2.03
“Restricted Securities Legend”	2.03
“Securities Register”	2.05
“Settlement Amount”	12.01(d)
“Special Interest Payment Date”	2.15(a)
“Special Record Date”	2.15(a)
“Spin-Off”	12.02(c)
“Successor Company”	4.01(a)

Section 1.03.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Company and any other successor obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(a)                        a term has the meaning assigned to it;

(b)                       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                        “or” is not exclusive;

(d)                       “including” means including without limitation;

(e)                        words in the singular include the plural and words in the plural include the singular;

(f)                          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(g)                       the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock and (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

Article 2

the securities

Section 2.01.  Title; Amount and Issue of Securities; Principal and Interest.  (a) The Securities shall be known and designated as the “1.00% Convertible Senior Notes due 2027” of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $200,000,000 (or $220,000,000 if the Initial Purchasers exercise their over-allotment option in full pursuant to the Purchase Agreement), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.04, 2.08, 2.09, 2.10, 2.11, 2.13, 6.07, 10.05, 11.03, or 12.01; provided that additional Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.04, but only if such additional Securities to be issued are fungible with the Securities initially issued and sold pursuant to the Offering Memorandum for United States federal income tax purposes.  The Securities shall be issuable in denominations of $1,000 or multiples thereof.

(b)                       The Securities shall mature on June 15, 2027 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

(c)                        Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment.  Interest shall be payable semiannually in arrears on each Interest Payment Date, commencing December 15, 2007.  For purposes of this Indenture and the Securities, unless the context clearly requires otherwise, references to “interest” shall include Additional Interest.

(d)                       A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including Additional Interest, if any), on such Security on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date.  Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including Additional Interest, if any) payable on such Securities.  Notwithstanding the foregoing, no such payment of interest (including Additional Interest) need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (ii) if the Company has specified a Designated Event Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (iii) to the extent of any overdue interest (including Additional Interest, if any) existing at the time of conversion of such Security or (iv) in respect of any Conversion Date occurring after the Regular Record Date immediately preceding Stated Maturity.  Except as described above, no interest, Additional Interest, if any, on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of shares of Common Stock, cash or the combination of cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

(e)                        Principal of, interest (including Additional Interest, if any) and premium, if any, on, Global Securities shall be payable to DTC in immediately available funds.

(f)                          Principal of, and any premium on, Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee.  Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $1,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02.  Form of Securities.

(a)                        Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03.  The Securities are not issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b)                       The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03.  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 2.03.  Legends.  Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(i), and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in 0 (each such legend, a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.03(iii).  Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(i) (together with each Common Stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in 0, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03 (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in Section 2.03, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(i)                                     Restricted Securities Legend for Securities.  Except as provided in Section 2.03(iii), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in 0, if applicable) shall bear a Restricted Securities Legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR

RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, AND IN ANY CASE A CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).”

(ii)                                  Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities.  Each stock certificate representing Common Stock issued upon conversion of Securities bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’)); (2) AGREES ON ITS OWN BEHALF, AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS

BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, AND IN ANY CASE A CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).”

(iii)                               Removal of the Restricted Securities Legends.  The Restricted Securities Legend may be removed from any Security or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws.  Upon provision of such satisfactory evidence, at the written direction of the Company, (x) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that do not bear such legend or (y) in the case of a Common Stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend.  If the Restricted Securities Legend has been removed from a Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security, or no other Common Stock certificates issued in exchange for such Common Stock, shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “restricted security” (or such shares of Common Stock are “restricted securities”) within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

Any Security (or Security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(ii) have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(i).

Any Common Stock certificate representing shares of Common Stock issued upon conversion of any Security as to which the conditions for removal of the Restricted Securities Legend set forth in 0 have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

(iv)                              Global Security Legend.  Each Global Security shall also bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH

THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(v)                                 Legend for Definitive Securities.  Definitive Securities, in addition to the legend set forth in Section 2.03(i), will also bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 2.04.  Execution and Authentication.  One Officer shall sign the Securities for the Company by manual or facsimile signature.  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security.  The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.  A Security shall be dated the date of its authentication.

Subject to Section 2.01, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company (the “Company Order”) for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.  All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue dates, the date from which interest accrues, appropriate CUSIP numbers or other identifying notations and any changes relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.12, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities.  Initially, the Trustee will act as the Authenticating Agent.  Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company, pursuant to Article 4, shall be consolidated or merged with or into, or shall convey, transfer or lease all or substantially all of its properties and assets to, any Person, and the Successor Company, if not the Company, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon receipt of a Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.05.  Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Securities Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07.  The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.06.  Paying Agent to Hold Money in Trust.  By no later than 11:00 a.m., New York City time, on the date on which any principal of, interest (including Additional Interest, if any) and premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, interest (including Additional Interest, if any) and premium, if any, when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest (including Additional Interest, if any) or premium, if any, on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.08.  General Provisions Relating to Transfer and Exchange.  The Securities are issuable only in registered form.  A Holder may transfer a

Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or permitted under the terms of this Indenture.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

(a)                        selected for redemption under Article 6 or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

(b)                       surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09.  Book-Entry Provisions for the Global Securities.  (a) The Global Securities initially shall:

(i)	be registered in the name of DTC (or a nominee thereof);

(ii)	be delivered to the Trustee as Securities Custodian;

(iii)	bear the Restricted Securities Legend set forth in Section 2.03(i); and

(iv)	bear the Global Security Legend set forth in Section 2.03(iv).

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company, or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company, or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)                       The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(c)                        A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof) or to a successor thereof (or such successor’s nominee), and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10.

(d)                       If at any time:

(i)                                     DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

(ii)                                  DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation; or

(iii)                               an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

the Securities Custodian shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities.  Such Definitive Securities shall be registered in such names as DTC (or any nominee thereof) shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities.

(e)                        Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

Section 2.10.  Special Transfer Provisions.  Unless a Security is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Securities:

(a)                        Transfer of Securities to a QIB.  The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

(i)                                     If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC.

(ii)                                  If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

(A)                it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion;

(B)                  it and any such account is a QIB within the meaning of Rule 144A;

(C)                  it is aware that the sale to it is being made in reliance on Rule 144A;

(D)                 it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

(E)                   it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(b)                       General.  By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture.  The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture.  The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer.  In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.09 hereof or this Section 2.10.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.11.  Mutilated, Destroyed, Lost or Wrongfully Taken Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.11, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Securities duly issued hereunder.

The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.12.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.12 as not outstanding.  A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security; provided, however, that (i) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 14.06 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities as to which a Trust Officer of the Trustee has received an Officers’ certificate stating that such Securities are held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced or paid pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or at Stated Maturity, money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest (including Additional Interest, if any) on them ceases to accrue.

Section 2.13.  Temporary Securities.  In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities.  After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities.  Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

Section 2.14.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, conversion, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate describing such Securities disposed of (subject to the record retention requirements of the Exchange Act).  The Company may not issue new Securities to replace Securities it has paid for or converted or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased, converted or canceled, such Global Security shall be returned by the Securities Custodian to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased, converted or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.15.  Payment of Interest; Defaulted Interest.  Interest (including Additional Interest, if any) on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.05.  The Company shall pay interest upon any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Securities from the required payment date.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such interest and (to the extent lawful) interest on such interest at the rate borne by the Securities (such interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a)                        The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.02, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                       The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Additional Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.16.  Computation of Interest.  Interest (including Additional Interest, if any) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.17.  CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Article 3

Covenants

Section 3.01.  Payment of Securities.  The Company shall promptly pay the principal of, interest (including Additional Interest, if any) and premium, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, interest (including Additional Interest, if any) and premium, if any, shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal, interest (including Additional Interest, if any) and premium, if any, then due.

Section 3.02.  Maintenance of Office or Agency.  The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.03.  Corporate Existence.  Except as otherwise provided in Article 4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except, in the case of clause (ii), to the extent the Company otherwise reasonably determines it no longer desirable.

Section 3.04.  Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.05.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

Section 3.06.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.07.  Statement by Officers as to Default.  The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Section 3.08.  Additional Interest.  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement or Section 7.03, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating

(i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 3.09.  Calculation Of Original Issue Discount.  The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be reasonably requested by the Trustee and relevant under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

Section 3.10.  Resale Of The Securities.  During the period of two years after the last date of original issuance of the Securities, the Company shall not, and shall not permit any of its Affiliates to, resell any of the Securities or the shares of Common Stock, if any, issued upon conversion of the Securities, that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.

Article 4

Successor Company

Section 4.01.  Consolidation, Merger and Sale of Assets.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, another Person, unless:

(a)                        the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form sufficient to effect such assumption, all the obligations of the Company under the Securities and this Indenture;

(b)                       immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)                        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

For purposes of this Section 4.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its properties and assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the Securities.

Article 5

Reporting Obligations

Section 5.01.  Reporting Obligations.  (a) The Company shall deliver to the Trustee, within 15 days after filing with the SEC, copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the foregoing is not intended to create any obligation to timely file reports with the SEC.

(b)                       The Company shall, if at any time it is not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, furnish to Holders of Securities or holders of shares of Common Stock issued upon conversion of the Securities which continue to be Restricted Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                        Delivery of reports, information and other documents under this Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.02.  Compliance with TIA.  The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Article 6
Redemption of Securities

Section 6.01.  Optional Redemption.

(a)                        Prior to June 20, 2014, the Securities shall not be redeemable.

(b)                       On and after June 20, 2014, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem for cash all or a portion of the Securities, at a price (the “Redemption Price”) equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (Additional Interest, if any) to but excluding the Redemption Date; provided, however, that if the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to but excluding the Redemption Date to the Holder of record at the close of business on such Regular Record Date on the Interest Payment Date and the Redemption Price for the Securities will be 100% of the principal amount of the Securities to be redeemed.

Section 6.02.  Election to Redeem; Notice to Trustee.  In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 15 days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 6.03.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 6.03.  Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities are to be redeemed at any time pursuant to this Article 6, the particular Securities to be redeemed shall be selected by the Trustee, from the outstanding Securities not previously called for redemption, by lot or on a pro rata basis among the Securities or by such other method as the Trustee shall deem fair and appropriate, including any method required by DTC or any successor depositary (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 6.03 shall affect the right of any Holder to convert any Securities pursuant to Article 12 before the termination of the conversion right with respect thereto.

Section 6.04.  Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 14.02 not less than 23 Scheduled Trading Days nor more than 45 Scheduled Trading Days prior to the Redemption Date, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officers’ Certificate, at least 15 calendar days prior to the date on which notice is required to be given to the Holders (unless shorter notice shall be satisfactory to the Trustee), requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a)                        the Redemption Date;

(b)                       the Redemption Price;

(c)                        the then current Base Conversion Rate, the Incremental Share Factor, Daily Share Cap and whether Physical Settlement or Net Share Settlement shall apply in respect of any conversions (and if Net Share Settlement shall apply, the Cash Percentage, if any);

(d)                       that the Securities called for redemption may be converted at any time before the close of business on the Scheduled Trading Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the relevant procedures;

(e)                        if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(f)                          in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(g)                       that on the Redemption Date the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (including Additional Interest, if any) on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date;

(h)                       the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(i)                           the name and address of the Paying Agent and the Conversion Agent;

(j)                           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(k)                        the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

Section 6.05.  Deposit of Redemption Price.  Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 6.06.  Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, unless converted, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price, accrued and unpaid interest (including

Additional Interest, if any) or premium, if any, such Securities shall cease to bear interest or Additional Interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

Section 6.07.  Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article 6) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that each such new Security will be in a principal amount of $1,000 or multiple thereof.

Article 7
Defaults and Remedies

Section 7.01.  Events of Default.  Each of the following is an “Event of Default”:

(a)                        default in any payment of interest (including Additional Interest, if any) or premium, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b)                       default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c)                        failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture, upon exercise of a Holder’s conversion right;

(d)                       failure by the Company to give a Company Notice of the occurrence of a Designated Event to Holders pursuant to Section 11.01;

(e)                        failure by the Company to comply with its obligations under Article 4;

(f)                          failure by the Company for a period of 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of Securities then outstanding has been received to comply with any obligation, covenant or agreement in this Indenture or under the Securities (other than those referred to in Section 7.01(a) through (e) and Section 7.01(g) through (i));

(g)                       default by the Company or any Subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;

(h)                       the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors;

(v)                                 consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi)                              takes any corporate action to authorize or effect any of the foregoing; or

(vii)                           takes any comparable action under any foreign laws relating to insolvency;

(i)                           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)                                  appoints a Custodian of the Company for all or substantially all of the Company’s or any Significant Subsidiary’s property; or

(iii)                               orders the winding up or liquidation of the Company or Significant Subsidiary;

and, in each case, the order or decree or relief remains unstayed and in effect for 90 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clause (f) or (g) of this Section 7.01 will not constitute an Event of Default until the Trustee notifies the Company (or the Holders of 25% or more in principal amount of the outstanding Securities notify the Company and the Trustee) of the Default in writing and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 7.01 after receipt of such notice.

Section 7.02.  Acceleration.  Subject to Section 7.03, if an Event of Default (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Additional Interest and premium, if any, on all the Securities to be due and payable.  Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest and Additional Interest, if any, shall be due and payable immediately.  If an Event of Default specified in Section 7.01(h) or Section 7.01(i) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Additional Interest and premium, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.

Section 7.03.  Sole Remedy for Failure to Report.  Notwithstanding any other provision of this Indenture, if elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Article 5 of this Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.25% per annum.  This Additional Interest will be in addition to any other

Additional Interest that may accrue as a result of a registration default as described in the Registration Rights Agreement and will be payable in the same manner and subject to the same terms as other interest payable under this Indenture.  The Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Article 5 or Section 314(a)(1) of the TIA first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under Article 5 or Section 314(a)(1) of the TIA shall have been cured or waived).  On such 60th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 60th day), such Additional Interest will cease to accrue and the Securities will be subject to acceleration and other remedies as provided in this Article 7 if the Event of Default is continuing.  The Company shall make any such election pursuant to this Section by notice to all Holders, the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.  In the event the Company does not timely make such election, Securities will be subject to acceleration and other remedies as provided in this Article 7.  For the avoidance of doubt, the provisions of this Section 7.02 will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Securities under the Registration Rights Agreement.

Section 7.04.  Other Remedies.  If an Event of Default, other than an Event of Default specified in Section 7.03, occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, interest (including Additional Interest, if any) or premium, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.05.  Waiver of Past Defaults.  The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default resulting from the non-payment of the principal, interest (including Additional Interest, if any) or premium, if any, on a Security, (ii) a Default or Event of Default resulting from the failure to deliver, upon conversion, shares of Common Stock or the combination of cash and shares of Common Stock, if any, upon the conversion of the Security or (iii) a Default or Event of

Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, interest (including Additional Interest, if any) or premium, if any, on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 7.06.  Control by Majority.  The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee provided, however that such Holders have provided the Trustee security or indemnity satisfactory to it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 8.01 and 8.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07.  Limitation on Suits.  Subject to Section 7.08, a Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a)        such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b)        Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

(c)        such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d)        the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)        the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.08.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 7.07), the right of any Holder to receive payment of principal of, interest (including Additional Interest, if any) or premium, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.09.  Collection Suit by Trustee.  If an Event of Default specified in clauses (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest, if any) to the extent lawful) and the amounts provided for in Section 8.07.

Section 7.10.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to collect and receive any monies or property payable or deliverable on any claims and to distribute the same and to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.07.

Section 7.11.  Priorities.  If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 8.07;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal, interest (including Additional Interest, if any) or premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and premium, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 7.12.  Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 7.13.  Undertaking of Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.13 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 7.08 or a suit by Holders of more than 25% or more in outstanding principal amount of the Securities.

ARTICLE 8
TRUSTEE

Section 8.01.  Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against loss, liability or expense that might be incurred in compliance with such request or direction.

(b)        Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d)        Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

(e)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

(i)         Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(j)         The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or shall have received from the Company or from Holders of Securities evidencing not less than twenty-five percent (25%) of the then outstanding Securities, written notice thereof at its address set forth in Section 14.02 and such notice references the Securities and this Indenture.

Section 8.02.  Rights of Trustee.  Subject to Section 8.01:

(a)        The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate and an Opinion of Counsel.

(c)        The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)        The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)         The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(g)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Securities Custodian and other Person employed to act hereunder.

(h)        The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

Section 8.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 8.10 and 8.11.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if, during the continuance of any Default, the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 8.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 8.05.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, interest (including Additional Interest, if any) or premium, if any, on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Holders.

Section 8.06.  Reports by Trustee to Holders.  As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to August 1 in each year, the Trustee shall mail to each Holder a brief report dated as of such June 15 that complies with TIA § 313(a), if required by such TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

Section 8.07.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  In addition to the compensation the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 8.07) and of defending itself against any claims (whether asserted by any Holder, the Company, or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, interest (including Additional Interest, if any) and premium, if any, on particular Securities.  Such lien shall survive the satisfaction and discharge of this Indenture.  The Trustee’s right to receive payment of any amounts due under this Section 8.07 shall not be subordinate to any other unsecured liability or debt of the Company.

The Company’s payment obligations pursuant to this Section 8.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(a)        the Trustee fails to comply with Section 8.10;

(b)        the Trustee is adjudged bankrupt or insolvent;

(c)        a receiver or other public officer takes charge of the Trustee or its property; or

(d)        the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

Section 8.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 8.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 9
DISCHARGE OF INDENTURE

Section 9.01.  Discharge of Liability on Securities.  When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2)

all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Designated Event Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount, premium, if any, and interest (including Additional Interest, if any) accrued and unpaid to such Stated Maturity, Purchase Date, Designated Event Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest (including Additional Interest, if any) or premium, if any, with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate or an Opinion of Counsel as required by Section 9.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

Section 9.02.  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, interest (including Additional Interest, if any) or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 9.03.  Officers’ Certificate; Opinion of Counsel.  Upon any application or demand by the Company to the Trustee to take any action under Section 9.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

ARTICLE 10
AMENDMENTS

Section 10.01.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture and the Securities without notice to or consent of any Holder:

(a)        to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(b)        to comply with Article 4 in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

(c)        provide for uncertificated Securities in addition to or in place of Definitive Securities; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(d)        to secure the Securities or add guarantees with respect thereto;

(e)        to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(f)         to provide for the conversion of Securities in accordance with the terms of this Indenture following a Fundamental Change or Public Acquirer Change of Control;

(g)        to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(h)        to provide for the acceptance of appointment by a successor Trustee or Paying Agent or facilitate the administration of the trusts under this Indenture by more than one Trustee or Paying Agent;

(i)         to add to any Events of Default for the benefit of Holders of Securities;

(j)         to make any change that does not adversely affect the rights of any Holder in any material respect; or

(k)        to eliminate the Company’s option to elect to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the shares of Common Stock issuable upon conversion of such Securities as set forth in Section 12.01(d),

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

Section 10.02.  With Consent of Holders.  The Company and the Trustee may amend this Indenture and the Securities without notice to any Holder but with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and subject to the provisions of Section 7.05, past Defaults or compliance with the provisions of this Indenture or the Securities issued hereunder may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each Holder affected, an amendment or waiver may not:

(a)        reduce the amount of Securities whose Holders must consent to an amendment;

(b)        reduce the rate of, or extend the stated time for payment of, interest, including Additional Interest, or premium, on any Security;

(c)        reduce the principal of or extend the Stated Maturity of any Security;

(d)        reduce the Designated Event Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e)        change the place or currency of payment of principal or interest in respect of any Security;

(f)         otherwise impair the right of any Holder to receive payment of principal of, interest (including Additional Interest, if any) or premium, if any, on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(g)        make any changes to the amendment provisions which require each Holder’s consent or to the waiver provisions.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

Section 10.03.  Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 10.01 or 10.02, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 10.05.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 10.06.  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing any amendment the Trustee shall be entitled to receive and (subject to Sections 8.01 and 8.02) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 11
PURCHASE AT THE OPTION OF HOLDERS UPON A DESIGNATED EVENT; PURCHASE
AT THE OPTION OF HOLDERS

Section 11.01.  Purchase at the Option of the Holder Upon a Designated Event.  If a Designated Event shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no later than 20 nor more than 35 calendar days after the date of the Company Notice of the occurrence of such Designated Event (the “Designated Event Purchase Date”). The Company shall purchase such Securities at a price (the “Designated Event Purchase Price”), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest, including any Additional Interest, to but excluding the Designated Event Purchase Date, unless the Designated Event Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Designated Event Purchase Price shall equal 100% of the principal amount of Securities to be purchased and accrued and unpaid interest, including Additional Interest, shall be paid to the Holder of record on the Regular Record Date.

Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase Securities, and the Company shall not be required to deliver the Designated Event Repurchase Right Notice as set forth below, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease constituting a Fundamental Change under clauses (1) or (2) of the definition thereof consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded on NASDAQ or another U.S. securities exchange or quoted on an established automated over-the-counter trading market (or will be so traded or quoted immediately following the completion of the purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease) and, as a result of the completion of the purchase, merger, consolidation, other acquisition transaction or series of transactions, conveyance, sale, transfer or lease, the Securities become convertible into such shares of such capital stock or such American Depositary Receipts.

(a)        Exercise of Option.  For a Security to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Security duly endorsed for transfer, together with a written notice of purchase (a “Designated Event Purchase Notice”) in the form entitled “Form of Designated Event Purchase Notice” attached to the Security duly completed, on or before the Business Day immediately preceding the Designated Event Purchase Date, subject to extension to comply with applicable law. The Designated Event Purchase Notice shall state:

(i)            if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or if not certificated, such notice must comply with appropriate DTC procedures;

(ii)           the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof; and

(iii)          that such Securities shall be purchased as of the Designated Event Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in this Indenture.

(b)        Procedures. The Company shall purchase from a Holder, pursuant to this Section 11.01, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the Designated Event Purchase Price to be received by the Holder promptly following the later of the Designated Event Purchase Date or the time of book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Purchase Notice contemplated by this Section 11.01 shall have the right at any time prior to the close of business on the Business Day prior to the Designated Event Purchase Date to withdraw such Designated Event Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written notice of withdrawal thereof and the Company shall determine the validity of each.

At or before 11:00 a.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Designated Event Purchase Price of the Securities to be purchased pursuant to this Section 11.01.  Payment by the Paying Agent of the Designated Event Purchase Price for such Securities shall be made promptly following the later of the Designated Event Purchase Date or the time of book-entry transfer or delivery of such Securities.  If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Designated Event Purchase Price of such Securities on the Designated Event Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any), on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Designated Event Purchase Price and previously accrued and unpaid interest (including Additional Interest, if any), upon delivery or transfer of the Securities).

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Designated Event Purchase Price and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying

Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 11.02.  Purchase of Securities at the Option of the Holder.

(a)        A Holder shall have the option to require the Company to purchase any outstanding Securities on each of June 15, 2014, June 15, 2017 and June 15, 2022 (each, a “Purchase Date”), at a price (the “Purchase Price”) which shall be paid in cash, equal to 100% of the principal amount of the Securities to be repurchased plus any accrued and unpaid interest, including any Additional Interest, to but excluding the Purchase Date (provided, however, that if the Purchase Date falls after the close of business on the Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, the Company shall pay all accrued and unpaid interest to the Interest Payment Date to the holder of record at the close of business on such Regular Record Date and the Purchase Price shall only be 100% of the principal amount of the Securities to be repurchased), upon:

(i)            delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date, stating:

(A)            if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

(B)            the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or a multiple thereof;

(C)            that such Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this Indenture; and

(ii)           delivery or book-entry transfer of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.02 only if the

Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b)        The Company shall purchase from a Holder, pursuant to this Section 11.02, Securities if the principal amount of such Securities is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c)        Any purchase by the Company contemplated pursuant to the provisions of this Section 11.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.

(d)        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.02 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

(e)        The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof and the Company shall determine the validity of each.

(f)         At or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 11.02.  Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities.  If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Purchase Price of such Securities on the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including Additional Interest, if any) on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest (including Additional Interest, if any) upon delivery or transfer of the Securities).

(g)        The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the

Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 11.03.  Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.

(a)        Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee and the Paying Agent, not less than 22 Business Days prior to each Purchase Date, or on or before the 10th calendar day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a “Company Notice Date”), of the Holders’ purchase right. Each Company Notice shall include a form of Purchase Notice or Designated Event Purchase Notice, as the case may be, to be completed by a Holder and shall state:

(i)            if applicable, the events causing a Designated Event and whether such Designated Event constitutes a Fundamental Change;

(ii)           whether such Designated Event will also constitute a Public Acquirer Change of Control and the conversion rights available to the holders in connection with such Public Acquirer Change of Control, including the period of conversion, if any, and any adjustments to the Applicable Conversion Rate (or Settlement Amount) and related Conversion Obligation;

(iii)          the applicable Purchase Price or Designated Event Purchase Price, as the case may be;

(iv)          if conversion is permitted under Section 12.01(a)(iv), the Base Conversion Rate, the Incremental Share Factor and the Daily Share Cap at the time of such notice and any expected adjustments to the Base Conversion Rate and the Incremental Share Factor;

(v)           the applicable Purchase Date or Designated Event Purchase Date, as the case may be, and the last date on which a Holder may exercise its repurchase rights under Section 11.01 or Section 11.02, as applicable;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or the Designated Event Purchase Price, as the case may be;

(viii)        that Securities as to which a Purchase Notice or a Designated Event Purchase Notice has been delivered may be surrendered for conversion only if the applicable Purchase Notice or Designated Event Purchase Notice, as the case may be, has been withdrawn in accordance with the terms of this Indenture;

(ix)           that the Purchase Price or the Designated Event Purchase Price for any Securities as to which a Purchase Notice or a Designated Event Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or the Designated Event Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;

(x)            the procedures the Holder must follow under Sections 11.01 or 11.02, as applicable, and Section 11.03;

(xi)           that, unless the Company defaults in making payment of such Purchase Price or Designated Event Purchase Price on Securities covered by any Purchase Notice or Designated Event Purchase Notice, as applicable, interest (including Additional Interest, if any) will cease to accrue on and after the Purchase Date or Designated Event Purchase Date, as applicable;

(xii)          the CUSIP or ISIN number of the Securities; and

(xiii)         the procedures for withdrawing a Purchase Notice or a Designated Event Purchase Notice, as the case may be.

Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in its then existing website or through such other public medium as it may use at the time.

At the Company’s request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b)        Upon receipt by the Company of the Purchase Notice or Designated Event Purchase Notice specified in Section 11.02(a) or Section 11.01(a), as applicable, the Holder of the Securities in respect of which such Purchase Notice or Designated Event Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Designated Event Purchase Price with respect to such Securities. Such Purchase Price or Designated Event Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Designated Event Purchase Date, as the case may be, with respect to such Securities (provided the conditions in this Article 11 have been satisfied) and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.02 or Section 11.01, as applicable. Securities in respect of which a Purchase Notice or Designated Event Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Designated Event Purchase Notice, as the case may be, unless such Purchase Notice or Designated Event Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

(c)        A Purchase Notice or Designated Event Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Purchase Date or the Designated Event Purchase Date, as the case may be, to which it relates, specifying:

(i)            the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii)           if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii)          the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Designated Event Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

(d)        There shall be no purchase of any Securities pursuant to Section 11.02 or Section 11.01 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Designated Event Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Designated Event Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Designated Event Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)        Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(f)         Covenant to Comply with Securities Laws Upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 11.02 or Section 11.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.02 or Section 11.01 to be exercised in the time and in the manner specified in Section 11.02 or Section 11.01.  To the extent any other provision of this Indenture conflicts with any of the foregoing, the foregoing shall govern.

(g)        Repayment to the Company.  Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Purchase Price or Designated Event Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.01(b) or Section 11.02(f), as applicable, exceeds the aggregate Purchase Price or Designated Event Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or the Designated Event Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Designated Event Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company..

(h)        Officers’ Certificate.  At least five Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 11.03(a) herein.

ARTICLE 12
CONVERSION

Section 12.01.  Conversion of Securities.  (a) Right to Convert.  Subject to the procedures for conversion set forth in this Article 12, a Holder may convert its Securities prior to the close of business on the Scheduled Trading Day immediately preceding Stated Maturity when one or more of the conditions specified below are met and during the related specified period.  On and after April 15, 2027, as set forth under clause (b) below, a Holder may convert its Securities until the close of business on the Scheduled Trading Day immediately preceding Stated Maturity regardless of the conditions specified below. Whenever the Securities shall become convertible upon one or more of the conditions stated in clauses (i), (ii), (iv)(A), (iv)(B) or Error! Reference source not found. below, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.02 and, in the case of one or more conditions stated in clauses (iv)(B) or Error! Reference source not found., the Company shall also publish a notice in accordance with Section 11.03(a). For the avoidance of doubt, the Trustee has no duty to determine if Securities have become convertible, and its only obligation is to notify Holders of such at the Company’s request. Whenever the Securities shall become convertible upon the condition stated in clause (iii), notice of the event triggering such convertibility shall be given in accordance with the provisions of Section 6.04.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(i)            Conversion Upon Satisfaction of Sale Price Condition. Prior to April 15, 2027, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter commencing after September 30, 2007 if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Base Conversion Price in effect on such last Trading Day.

(ii)           Conversion Upon Satisfaction of Trading Price Condition.  Prior to April 15, 2027, a Holder may surrender its Securities for conversion during the five Business Day period after any 5 consecutive Trading Day period (the “Measurement Period“) in which the Trading

Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 12.01(a)(ii), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate for such Trading Day.  In connection with any conversion in accordance with this Section 12.01(a)(ii), the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate.  Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for any Trading Day is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate.

Solely for purposes of determining the satisfaction of the Trading Price condition described above, the Applicable Conversion Rate on any day will be (i) if the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such day is less than or equal to the Base Conversion Price on such day, the Base Conversion Rate and (ii) if such Last Reported Sale Price of the Common Stock is greater than the Base Conversion Price, the Base Conversion Rate plus a number of shares equal to the product of (a) the Incremental Share Factor and (b) the difference between such Last Reported Sale Price and the Base Conversion Price, such difference divided by such Last Reported Sale Price.

(iii)          Conversion Upon Notice of Redemption.  If the Company calls any or all of the Securities for Redemption, a Holder may surrender for the Securities called for redemption at any time prior to the close of business on the Scheduled Trading Day prior to the related Redemption Date, even if the Securities are not otherwise convertible at such time, after which time a Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price.

(iv)          Conversion Upon Specified Corporate Transactions.

(A)            If the Company elects to (1) distribute to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 45 days after the record date of the distribution, shares of Common Stock at a price per share less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (2) distribute to all holders of Common Stock assets (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as determined by the Company’s Board of Directors, exceeding 15% of the Last Reported Sale Price on the day immediately preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders of such distribution and of their rights under this clause (A), in the manner provided in Section 14.02, at least 23 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place even if the Securities are not otherwise convertible at such time.  Notwithstanding the foregoing, a Holder may not exercise this right if it is permitted to participate in the distribution without conversion at the same time and on the same terms as holders of Common Stock as if such Holder of Securities held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect on the Ex-Dividend Date for such distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder. Solely for purposes of the foregoing sentence, the Observation Period used to calculate the Applicable Conversion Rate will be the 20 VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Ex-Dividend Date. The Company shall notify Holders of its decision to permit them to participate in such distribution at least 23 Scheduled Trading Days preceding the Ex-Dividend Date.

(B)            If the Company is party to a transaction or event that constitutes a Designated Event, Holders may surrender Securities for conversion at any time from and after the 30th Scheduled Trading Day prior to the anticipated effective date of such Designated Event until the related Designated Event Purchase Date corresponding to such Designated Event.

(C)            If the Company is a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which the Common Stock would be converted in cash, securities and/or other property that does not also constitute a Designated Event, Holders may surrender Securities for conversion at any time beginning 30 Scheduled Trading Days prior to the anticipated effective date of such transaction until the 15th calendar day following the effective date of such transaction.  The Company shall notify Holders at least 30 Scheduled Trading Days prior to the anticipated effective date of such conversion right.

A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The number of shares of Common Stock issuable or the combination of cash payable and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.01(d).

(b)        Conversion During Specified Period Immediately Prior to Stated Maturity.  Notwithstanding anything herein to the contrary, a Holder may surrender its Securities for conversion beginning on April 15, 2027, until the close of business on the Scheduled Trading Day immediately preceding the Stated Maturity.

(c)        Conversion Procedures.  The following procedures shall apply to the conversion of Securities:

(i)            In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 12.01(f) below, pay all transfer or similar taxes; and (E) if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii)           In respect of a beneficial interest in a Global Security, a Beneficial Owner must comply with DTC’s procedures for converting a beneficial interest in a Global Security and, if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements is the “Conversion Date“ hereunder.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or the combination of the cash payable and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Delivery of shares of Common Stock, if any, will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares of Common Stock, other than in the case of Holders of Global Securities in book-entry form with DTC, in which case shares of Common Stock shall be delivered in accordance with DTC customary practices.

(d)        Settlement Upon Conversion.

(i)            Unless the Company has elected to settle all conversions of Securities in a manner specified in its notice set forth in clause (iv) below, the Company shall notify Holders who have tendered their Securities for conversion not later than the Scheduled Trading Day immediately preceding the first day of the related Observation Period whether the Company will satisfy its obligation to convert the Securities (the “Conversion Obligation“) through delivery of (i) shares of its Common Stock based upon the Applicable Conversion Rate as described under clause (ii) below (a “Physical Settlement“) or (ii) a combination of cash and shares (if any) of its Common Stock based on the Daily Conversion Value as described under clause (iii) below (a “Net Share Settlement“). In either case, the Company shall deliver cash in lieu of any fractional share of Common Stock otherwise issuable. If the Company shall not have not elected to settle all conversions of Securities in the manner specified in its notice as described under clause (iv) below, and does not specify a settlement method for Securities tendered for conversion, then Physical Settlement shall apply for such Securities.

(ii)           If Physical Settlement applies to any Securities tendered for conversion, upon conversion of such Securities the Company shall settle its Conversion Obligation by delivery to Holders, on the third Trading Day following the last day of the Observation Period, for each $1,000 principal amount of Securities converted, a number of shares of Common Stock equal to the Applicable Conversion Rate.

(iii)          If Net Share Settlement applies to any Securities tendered for conversion, the Company shall settle its Conversion Obligation with respect to each $1,000 in principal amount of Securities being converted by delivering, on the third Trading Day immediately following the last day of the related Observation Period, a “Settlement Amount“ consisting of cash and shares of Common Stock (if any) equal to the sum of the Daily Settlement Amounts for each of the 20 VWAP trading days during the related Observation Period.

(A)            To the extent the Daily Conversion Value on any day during such Observation Period exceeds $50, the Company may elect to pay cash in lieu of delivering all or a portion of the Maximum Deliverable Shares otherwise constituting the Daily Settlement Amount pursuant to clause (ii) of the definition thereof.  If the Company makes such election, it shall notify the Holders through the Trustee of the percentage of each share of Common Stock otherwise issuable upon conversion that will be paid in cash in lieu of Common Stock (the “Cash Percentage“) no later than the Scheduled Trading Day immediately preceding the first day of the applicable Observation Period. If the Company shall choose to settle all or any portion of the Maximum Deliverable Shares in cash in connection with conversions of Securities within 22 Scheduled Trading Days prior to Stated Maturity or the Redemption Date, it will send, on or prior to the first day of the applicable Observation Period, a single notice for all such conversions to the Trustee with respect to the Cash Percentage that will be paid in lieu of its Common Stock.

(B)            If the Company shall elect to specify a Cash Percentage, the amount of cash that it will deliver in lieu of all or the applicable portion of the Maximum Deliverable Shares for each day in the applicable Observation Period will equal: (i) the Cash Percentage, multiplied by (ii) the Maximum Deliverable Shares (assuming it had not specified a Cash Percentage), multiplied by (iii) the Daily VWAP such Trading Day. The number of shares deliverable in respect of each day in the applicable Observation Period will be a percentage of the Maximum Deliverable Shares (assuming it had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If it does not specify a Cash Percentage, the Company shall settle 100% of the Maximum Deliverable Shares for each day in such Observation Period with shares of its Common Stock; provided, however, that it will pay cash in lieu of fractional shares based on the Last Reported Sale Price of the Common Stock on the last day of such Observation Period.

(iv)          At any time upon notice to the Trustee, the Company may irrevocably waive, in its sole discretion and without the consent of the Holders, by notice to the Trustee and the Holders, its right to satisfy any Conversion Obligation by Physical Settlement or Net Share Settlement as described above such that following the delivery of such notice, the Company may no longer satisfy its Conversion Obligation in respect of Securities tendered for conversion following such notice by the method waived in such notice.

(e)        Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities.  Instead the Company shall deliver cash for the current market value of the fractional share.  The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of the Common Stock on the last day of the relevant Observation Period by the fractional amount and rounding the product to the nearest whole cent.

(f)         Taxes on Conversion.  If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due.  Nothing herein shall preclude any withholding of tax required by law.

(g)        Certain Covenants of the Company.

(i)            The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

(ii)           All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii)          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(iv)          Before taking any action which would cause an adjustment increasing the Base Conversion Rate to an amount that would cause the Base Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Base Conversion Rate.

Section 12.02.  Adjustments to Base Conversion Rate, the Incremental Share Factor and Daily Share Cap.  The Base Conversion Rate shall be adjusted by the Company as described in this Section, except that the Company shall not make any adjustments to the Base Conversion Rate for any stock distribution or dividend pursuant to clause (a) below, or any issuance or distribution pursuant to clauses (b), (c) or (d) below, if Holders are permitted to participate in distribution, dividend or issuance without conversion at the same time and on the same terms as holders of Common Stock as if such Holder of Securities held a number of shares of Common Stock equal to the Applicable Conversion Rate in effect on the Ex-Dividend Date for such distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder. Solely for purposes of the foregoing sentence, the Observation Period used to calculate the Applicable Conversion Rate will be the 20 VWAP Trading Days ending on the VWAP Trading Day immediately preceding the Ex-Dividend Date. The Company shall notify Holders of its decision to permit Holders to participate in such distribution at least 23 Scheduled Trading Days preceding the Ex-Dividend Date.

At any time the Base Conversion Rate is adjusted as described below, the Incremental Share Factor and Daily Share Cap will be adjusted based on the based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to such adjustment;

CR´	=	the Base Conversion Rate in effect immediately after such adjustment;

ISF0	=	the Incremental Share Factor, or Daily Share Cap, as applicable, in effect immediately prior to such adjustment; and

ISF´	=	the Incremental Share Factor, or Daily Share Cap, as applicable, in effect immediately after to such adjustment.

(a)        If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR´	=	the Base Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS´	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after (i) the Ex-Dividend Date for such dividend or distribution or (ii) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution of the type described in this Section 12.02(a) is declared but not so paid or made, the new Base Conversion Rate shall again be adjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)        If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR´	=	the new Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

For purposes of this Section 12.02(b), in determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right or warrant described in this Section 12.02(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such right or warrant had not been so issued.  Any adjustment made pursuant to this Section

12.02(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c)        If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i)            dividends or distributions referred to in clause (a) or (b) above;

(ii)           dividends or distributions paid exclusively in cash; and

(iii)          Spin-Offs to which the provisions set forth below in this clause (c) shall apply;

then the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR´	=	the new Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the average of the Fair Market Values (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off“), the Base Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR´	=	the new Base Conversion Rate in effect immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the effective date of the Spin-Off provided that, for purposes of determining the Base Conversion Rate, in respect of any conversion during the ten Trading Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)        If the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock, the Base Conversion Rate will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR´	=	the new Base Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share of Common Stock of the Company distributes to holders of Common Stock.

An adjustment to the Base Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution. If any dividend or distribution described in this clause (d)  is declared but not so paid or made, the new Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)                        If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock (taken together) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate will be increased based on the following formula:

where,

CR0	=

the Base Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR´	=

the new Base Conversion Rate in effect immediately following the last Trading Day of the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS´	=

the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP´	=	the Last Reported Sale Price of Common Stock on the Trading Day succeeding the date such tender or exchange offer expires.

If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Base Conversion Rate shall be readjusted to be the Base Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)                          If the application of the foregoing formulas in this Section 12.02 would result in a decrease in the Base Conversion Rate, no adjustment to the Base Conversion Rate will be made (except on account of share combinations).

(g)                       No adjustment to the Base Conversion Rate will be made unless as specifically set forth in this Section 12.02 and Section 12.03.  Without limiting the foregoing, no adjustment to the Base Conversion Rate need be made:

(i)             upon the issuance of any shares of Common Stock pursuant to any current or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)          upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)       upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv)      for a change in the par value of the Common Stock; or

(v)         for accrued and unpaid Interest (including Additional Interest, if any).

(h)                       Adjustments to the Applicable Conversion Rate will be calculated to the nearest 1/10,000th of a share. The Company shall not be required to make an adjustment in the Base Conversion Rate unless the adjustment would require a change of at least 1% in the Base Conversion Rate; provided that the Company shall carry forward any adjustments that are less than 1% of the Base Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Designated Event, upon any conversion of Securities called for redemption, or upon conversion in connection with a Fundamental Change or during the 60 day period prior to Stated Maturity.

(i)                           Whenever the Base Conversion Rate, Incremental Share Factor and Daily Share Cap are adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Base Conversion Rate, Incremental Share Factor and Daily Share Cap after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap and may assume that the last Base Conversion Rate, Incremental Share Factor and Daily Share Cap of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap setting forth the adjusted Base Conversion Rate, Incremental Share Factor and Daily Share Cap and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.05 of this Indenture within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                           For purposes of this Section 12.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 12.02.

(k)                        Whenever any provision of this Article 12 requires a calculation of an average of Last Reported Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Board of Directors) to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base

Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 12.03. Adjustment to Common Stock Delivered Upon Certain Fundamental Changes.  (a) If a Holder elects to convert Securities any time on or after the 30th Scheduled Trading Day prior to the anticipated effective date of a Fundamental Change, until the related Designated Event Repurchase Date, and the effective date of such event occurs on or prior to June 20, 2014, unless the Company elects to adjust the Applicable Conversion Rate and related Conversion Obligation as described below under Section 12.04, the Applicable Conversion Rate (or, if applicable, the Settlement Amount) for such Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares) as described below; provided, however, that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such Fundamental Change transaction consists of shares of capital stock or American Depositary Receipts in respect of shares of capital stock traded on NASDAQ or another U.S. securities exchange or quoted on another established automated over-the-counter trading market (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Securities become convertible into cash and/or such shares of such capital stock or such American Depositary Receipts as described under Section 12.01(d) above. The Company shall notify Holders of the occurrence of any such Fundamental Change and issue a press release no later than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction. Such notice shall also state whether such Fundamental Change shall constitute a Public Acquirer Change of Control and whether the Company will elect to adjust the Applicable Conversion Rate and related Conversion Obligations described below under Section 12.04.  The Company shall settle conversions of such Securities as described under clause (d) below.

(b)                       The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the actual effective date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share of Common Stock with respect to such Fundamental Change; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $225.00 per share (subject to adjustment as set forth in clause (c) below) or less than $28.10 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be added to the Applicable Conversion Rate (or Settlement

Amount, as applicable).  Notwithstanding the foregoing, the Applicable Conversion Rate shall not exceed 35.5872 per $1,000 principal amount of Securities on account of adjustments pursuant to this Section 12.03, subject to adjustments set out in Section 12.02(a) through (e).

(c)                        The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Base Conversion Rate of the Securities is otherwise adjusted pursuant to Section 12.02.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to such adjustment and the denominator of which is the Base Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table will be adjusted in the same manner as the Base Conversion Rate as set forth in Section 12.02.

(d)                       If, as described above, the Company shall be required to increase the Applicable Conversion Rate (or Settlement Amount, as applicable) by the Additional Shares as a result of a Fundamental Change, Securities surrendered for conversion shall be settled as follows:

(i)             If the last day of the applicable Observation Period related to Securities surrendered for conversion is prior to the third Trading Day preceding the anticipated effective date of the Fundamental Change, the Company shall settle such conversion as described above under Section 12.01(d) by delivering the amount of cash and shares of Common Stock, if any, based on the Applicable Conversion Rate (or Settlement Amount, as applicable) otherwise applicable pursuant to Section 12.01(d) without regard to the number of Additional Shares to be added to the Applicable Conversion Rate as described above, on the third Trading Day immediately following the last day of the applicable Observation Period. In addition, as soon as practicable following the actual effective date of the Fundamental Change, the Company shall deliver the number of Additional Shares (or units of Reference Property) by which the Applicable Conversion Rate (or Settlement Amount, as applicable) was to be increased as described above.

(ii)          If the last day of the applicable Observation Period related to Securities surrendered for conversion is on or following the third Scheduled Trading Day preceding the anticipated effective date of the Fundamental Change, the Company shall settle such conversion as described above under Section 12.01(d) based on the Applicable Conversion Rate (or Settlement Amount, as applicable) as increased by the Additional Shares described above on the later to occur of (1) the actual effective date of the transaction and (2) third Trading Day immediately following the last day of the applicable Observation Period.

Section 12.04. Conversion After a Public Acquirer Change of Control.  (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Applicable Conversion Rate (or Settlement Amount, as applicable) by Additional Shares pursuant to Section 12.03 above and in lieu of application of Section 12.05, elect to adjust the Conversion Obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders shall be entitled to convert their Securities, subject to the conditions in Section 12.01(a), into a number of shares of Public Acquirer Common Stock, still subject to the Company’s right to elect to deliver cash, shares of Common Stock, or a combination thereof, and the arrangements for payment upon conversion as set forth under Section 12.01(d) above.  If the Company shall make such election in the manner described in Section 12.03(d) above, from and after the effect time of such Public Acquirer Change of Control:

(i)             the Base Conversion Rate will be adjusted by multiplying the Base Conversion Rate in effect immediately prior to such transaction by a fraction (1) the numerator of which will be the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and (2) the denominator of which will be the average of the Last Reported Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control;

(ii)          the Incremental Share Factor and Daily Share Cap will be adjusted by proportionately adjusting the Incremental Share Factor and Daily Share Cap immediately prior to such transaction on the same basis as the Base Conversion Rate; and

(iii)       the Daily VWAP will be based upon the Last Reported Sale Prices of the Public Acquirer Common Stock.

(b)                       In order to make the election pursuant to this Section 12.04, the Company and the issuer of the Public Acquirer Common Stock shall execute with the Trustee a supplemental indenture providing that each Security shall be convertible into Public Acquirer Common Stock and execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof apply to the Public Acquirer Common Stock.  Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12 as determined in good faith by the Board of Directors of the Company or such issuer (which shall be conclusive).

Section 12.05.  Effect of Recapitalizations, Reclassifications, and Changes of Common Stock.  (a) Except as otherwise provided in Section 12.04, if any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.02(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Securities, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have been entitled to receive upon such Reorganization Event in respect of Common Stock, as provided below.  If the Reorganization Event causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made.  Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing.  Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12, Article 10 and Article 11 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

(b)                       Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Error! Reference source not found. and Error! Reference source not found. above. The Applicable Conversion Rate will relate to units of Reference Property (a “unit” of Reference Property being the kind and amount of reference property that a holder of one share of Common Stock would have received in such transaction); and the Daily VWAP will be determined based on Daily VWAP of one unit of Reference Property.

(c)                        Any issuer of securities included in the Reference Property shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof applicable to such securities included in the Applicable Consideration.

(d)                       The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.05 to be mailed to each Holder, at its address appearing on the Securities Register provided for in Section 2.05 of this Indenture, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(e)                        The above provisions of this Section 12.05 shall similarly apply to successive Reorganization Events.

(f)                          If this Section 12.05 applies to any event or occurrence, Section 12.02 shall not apply in respect of such event or occurrence.

(g)                       The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing.  None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities as set forth in and subject to Section 12.01 prior to the effective time of such Reorganization Event.

Section 12.06.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine when the Securities become convertible, the Base Conversion Rate, or whether any facts exist which may require any adjustment of the Base Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto.

Section 12.07.  Stockholder Rights Plan.  To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver Common Stock, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Base Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 12.08.  No Stockholder Rights.  For the avoidance of doubt, Holders of Securities will not have any rights as holders of Common Stock (including voting rights and rights to receive any dividends or other distributions on the Common Stock) if and until the Securities are converted into shares of Common Stock.

Section 12.09.  Withholding Taxes for Adjustments in Conversation Rate.  If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Base Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Securities.

Section 12.10.  Voluntary Increases To The Base Conversion Rate.  The Company may, to the extent permitted by law, increase the Base Conversion Rate of the Securities by any amount for a period of at least 20 days if its Board of Directors determines that such increase would be in the Company’s best interest. The Company may also, but is not required to, increase the Base Conversion Rate to avoid or diminish income tax to holders of the Company’s Common Stock or rights to purchase shares of it Common Stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

ARTICLE 13
[Reserved]

ARTICLE 14
Miscellaneous

Section 14.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 14.02.  Notices.  Any notice or communication shall be in writing in the English language (including telecopy or e-mail promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Cogent Communications Group, Inc.
1015 31st St. NW

Washington, DC  20007

Attention: Robert N. Beury, Jr., Chief Legal Officer

if to the Trustee:

Wells Fargo Bank, National Association Corporate Trust Services
625 Marquette Aveneue

MAC N9311-110

Minneapolis, MN 55479

Fax:  (612) 667-9825

The Company or the Trustee by notice to the other may designate additional or different addresses (including e-mail addresses) for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Securities Register and shall be sufficiently given if so mailed within the time prescribed; provided that notices given to Holders holding Securities in book-entry form may be given through facilities of DTC or any successor depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Section 14.03.  Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)                        an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                       an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)                        a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                        a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                       a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 14.06.  When Securities Are Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any controlled Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities as to which a Trust Officer of the Trustee has received an Officers’ certificate stating that such Securities are owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 14.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.08.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or the city in which the Corporate Trust Office is located from time to time.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 14.09.  Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.10.  No Recourse Against Others.  An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 14.13.  Qualification of Indenture.  The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses

(including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and the printing of this Indenture and the Securities.

Section 14.14.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.15.  Severability Clause.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.16.  Calculations.  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SCHEDULE A

The following table sets forth the number of Additional Shares to be added to the Applicable Conversion Rate (or Settlement Amount, as applicable) per $1,000 principal amount of Securities pursuant to Section 12.03 of this Indenture:

	Stock Price
Effective Date	$28.10	$30.00	$35.00	$40.00	$45.00	$49.18	$55.00	$60.00	$65.00	$70.00
June 11, 2007	15.2517	14.7604	13.9177	13.4888	13.2801	13.2098	11.1286	9.7101	8.5476	7.5757
June 15, 2008	15.2517	14.2988	13.3452	12.8697	12.6563	12.5969	10.5466	9.1621	8.0370	7.1025
June 15, 2009	15.2517	13.7655	12.6635	12.1229	11.8969	11.8484	9.8333	8.4894	7.4089	6.5200
June 15, 2010	15.2517	13.1613	11.8442	11.2030	10.9478	10.9069	8.9308	7.6359	6.6103	5.7790
June 15, 2011	15.2517	12.9978	10.8655	10.0609	9.7453	9.7032	7.7695	6.5353	5.5799	4.8237
June 15, 2012	15.2517	12.9978	9.7093	8.6182	8.1794	8.1167	6.2301	5.0774	4.2207	3.5709
June 15, 2013	15.2517	12.9978	8.4070	6.7226	5.9994	5.8707	4.0558	3.0494	2.3709	1.9066
June 20, 2014	15.2517	12.9978	8.2359	4.6645	1.8867	0.0000	0.0000	0.0000	0.0000	0.0000

	Stock Price
Effective Date	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$225.00
June 11, 2007*	6.7511	6.0475	4.9040	4.0196	2.4715	1.4753	0.7749	0.2528	0.0000
June 15, 2008	6.3144	5.6464	4.5654	3.7375	2.2984	1.3735	0.7212	0.2326	0.0000
June 15, 2009	5.7775	5.1525	4.1503	3.3919	2.0871	1.2503	0.6569	0.2091	0.0000
June 15, 2010	5.0948	4.5245	3.6249	2.9551	1.8216	1.0971	0.5779	0.1814	0.0000
June 15, 2011	4.2155	3.7180	2.9550	2.4013	1.4887	0.9080	0.4826	0.1483	0.0000
June 15, 2012	3.0693	2.6746	2.0997	1.7037	1.0789	0.6787	0.3682	0.1093	0.0000
June 15, 2013	1.5827	1.3513	1.0520	0.8689	0.5959	0.4040	0.2308	0.0647	0.0000
June 20, 2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $977.50; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $22.50; (3) THE ISSUE DATE IS JUNE 11, 2007; AND (4) THE YIELD TO MATURITY IS []% (COMPOUNDED SEMI-ANNUALLY).

[Restricted Securities Legend, if applicable]
[Global Security Legend, if applicable]

No. [    ]                                                                           Principal Amount $[                ], as revised by the Schedule of Increases and Decreases in Global Security attached hereto.

CUSIP NO.: [   ]

ISIN: [   ]

1.00% Convertible Senior Notes due 2027

Cogent Communications Group, Inc., a Delaware corporation, promises to pay to [                            ], or registered assigns, the principal sum of [                              ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 15, 2027.

Interest Payment Dates:      June 15 and December 15
Regular Record Dates:        June 1 and December 1

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Dated: [                     ]

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION .

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture

By:
Authorized Signatory

TERMS OF SECURITIES

1.00% Convertible Senior Notes due 2027

The Company issued this Security under an Indenture dated as of June 11, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.  Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture.

1.                                       Interest

Cogent Communications Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 1.00% per annum until (but excluding) June 15, 2027.

The Company will pay interest semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2007, to Holders of record on the immediately preceding June 1 and December 1.  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 11, 2007.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest (including Additional Interest, if any) or premium, if any, on any Security is due and payable, the Company shall deposit with the

Paying Agent money sufficient to pay such amount.  The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Securities represented by a Global Security (including principal, interest (including Additional Interest, if any) and premium, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.  Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $1,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.                                       Redemption

Subject to certain conditions specified in the Indenture, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after June 20, 2014 and at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to but excluding the Redemption Date provided, however, that if the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to but excluding the Redemption Date to the  Holder of record at the close of business on such Regular Record Date on the Interest Payment Date and the Redemption Price for the Securities will be 100% of the principal amount of the Securities to be redeemed.

4.                                       Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Designated Event

(a)           Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of June 15, 2014, June 15, 2017 and June 15, 2022 (each a “Purchase Date”) at a Purchase Price specified in the Indenture.

(b)           If a Designated Event shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Designated Event Purchase Price specified in the Indenture.

5.                                       Conversion

Subject to the procedures for conversion set forth in the Indenture, a Holder may convert its Securities on or prior to the close of business on the Scheduled Trading Day immediately preceding Stated Maturity only when one or more of the conditions specified in the Indenture are met and during the related specified period.  On or after April 15, 2027, a Holder may convert its Securities at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Stated Maturity regardless of such conditions specified in the Indenture.

The initial Base Conversion Rate is 20.3355 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.  Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Applicable Conversion Rate or (ii) pay cash and shares of Common Stock, if any, as set forth in the Indenture.  The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6.                                       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of Securities (i)     so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption or (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

7.                                       Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

If money for the payment of principal, premium, if any, or interest (including Additional Interest, if any) remains unclaimed for two years, the

Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.                                       Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

In addition, the Indenture permits an amendment of the Indenture or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

10.                                 Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.  In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

As set forth in the Indenture, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Article 5 of the Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.25% per annum.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, interest (including Additional Interest, if any) or premium, if any) if it determines that withholding notice is in their interest.

11.                                 Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.                                 No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

13.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16.                                 Governing Law

This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.  Requests may be made to:

Cogent Communications Group, Inc.
1015 31st St. NW
Washington, DC 20007
Attention: Robert N. Beury, Jr., Chief Legal Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:                                                                                                      Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

	Amount of decrease	Amount of increase	Principal Amount of	Signature of
	in Principal Amount	in Principal Amount	this Global Security	authorized signatory
	of this Global	of this Global	following such	of Trustee or
Date	Security	Security	decrease or increase	Securities Custodian

FORM OF CONVERSION NOTICE

To:          Cogent Communications Group, Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Security, and directs that cash, and the shares of Common Stock of Cogent Communications Group, Inc., if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all):$ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF DESIGNATED EVENT PURCHASE NOTICE

To:          Cogent Communications Group, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Cogent Communications Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased
(if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF PURCHASE NOTICE

To:          Cogent Communications Group, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Cogent Communications Group, Inc. (the “Company”) as to the Holder’s option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased
(if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address